Exhibit 99.1

FOR IMMEDIATE RELEASE
August 8, 2018

Peter Poli
Chief Financial Officer 877-260-2010
peter.poli@trackgrp.com

Track Group Reports 3rd Quarter Fiscal 2018 Financial Results

Revenue up 4%, Gross Profit up 13% and Operating Loss Improves 42%

NAPERVILLE, ILLINOIS – Track Group, Inc. (OTCQX: TRCK), a global leader in offender tracking and monitoring services, today announced financial results for its third quarter that ended June 30, 2018 (the “Third Quarter”). The Company posted gross profit of $4.2M, on total revenue of $7.7M, for a gross margin of 55%. In addition, the Third Quarter adjusted EBITDA came in at $1.16M.

“We’re thrilled to report record levels of active devices during our Third Quarter.” said Derek Cassell, Track Group’s CEO. “The implementation of a number of new customer opportunities combined with the record device levels positions us well for the remainder of the calendar year.”

BUSINESS AND FINANCIAL HIGHLIGHTS

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Revenue for the Third Quarter ($7.7M) is up approximately 4% compared to the same period last year.

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Gross Profit for the Third Quarter increased approximately 13% from last year ($4.2M vs. $3.7M) which led to Gross Profit for the 9 months that ended June 30, 2018, being up 12% compared to the prior year ($12.7M vs $11.3M). As a result, gross margin for the Third Quarter and the 9 months that ended June 30, 2018 was 55% and 56%, respectively, up considerably from the gross margin of 51% for both periods last year.

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The quarterly operating loss of ($0.7M) is among the lowest in over three years. Allowing the Company to improve the operating loss for the 9 months that ended June 30, 2018 to ($1.8M) down by 57%, compared to the same period last year ($4.1M), due to a combination of a strong Gross Profit results and lower Operating Expenses.

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Adjusted EBITDA in the Third Quarter finished at ($1.16M) which led to Adjusted EBITDA for the 9 months that ended June 30, 2018 increasing 75% ($4.0M) compared to the same period last year ($2.3M).

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Net loss, attributable to shareholders, for the 9 months that ended June 30, 2018 was ($4.6M) compared to a loss of ($3.5M) for the same period last year due to a gain on settlement of a contingent liability of $3.2M in the same period last year. Without the gain on settlement of the contingent liability in 2017, loss attributable to shareholders would have been $6.7M for the 9 months that ended June 30, 2017, compared to $4.6M in 2018.

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Net Cash Provided by Operating Activities remained strong for the 9 months that ended June 30, 2018 ($5.3M) compared to the same period of fiscal year 2017 ($2.9M) or up 81%.

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On July 19, 2018, the Company and Conrent Invest S.A. (“Conrent”) agreed to extend the maturity date to the earlier of April 1, 2019 or the date upon which the principal and interest is repaid for the Amended and Restated Unsecured Facility Agreement dated June 30, 2015 between the Company and Conrent.

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On July 23, 2018, the Company announced the introduction of BACtrack, a mobile alcohol monitoring system that integrates a smartphone app and a law enforcement-grade, handheld breathalyzer to provide breath alcohol content.

BUSINESS OUTLOOK

	Actual		Outlook
	FY 2016	FY 2017	FY 2018

Revenue:	$27.2M	$29.7M	$32-33M

Adjusted EBITDA Margin:	7.3%	12.2%	18-22%

The revenue outlook for fiscal year 2018 has been narrowed to $32 - $33 million.  There is no modification to the Adjusted EBITDA Margin which remains at 18-22%.

About Track Group, Inc.
Track Group designs, manufactures, and markets location tracking devices; as well as develops and sells a variety of related software, services, accessories, networking solutions, and monitoring applications. The Company's products and services are designed to empower professionals in security, law enforcement, corrections and rehabilitation organizations worldwide with single-sourced offender management solutions that integrate reliable intervention technologies to support re-socialization and monitoring initiatives.

The company currently trades under the ticker symbol "TRCK" on the OTCQX exchange. For more information, visit www.trackgrp.com.

Forward-Looking Statements
Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if", "should" and "will" and similar expressions as they relate to Track Group, Inc. and subsidiaries ("Track Group") are intended to identify such forward-looking statements. These statements are only predictions and reflect Track Group's current beliefs and expectations with respect to future events and are based on assumptions and subject to risks and uncertainties and subject to change at any time. Track Group may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in Track Group's annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. New risks emerge from time to time. Readers are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the dates on which they are made.

Non-GAAP Financial Measures
This release includes financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission including non-GAAP EBITDA. These measures may be different from non- GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. Reconciliations of these non-GAAP financial measures are based on the financial figures for the respective period.

Non-GAAP Adjusted EBITDA excludes items included but not limited to interest, taxes, depreciation, amortization, impairment charges, gains and losses, currency effects, one-time charges or benefits that are not indicative of operations, charges to consolidate, integrate or consider recently acquired businesses, costs of closing facilities, stock based or other non-cash compensation or other stated cash and non-cash charges (the “Adjustments”).

The Company believes the non-GAAP measures provide useful information to both management and investors when factoring in the Adjustments. Specific disclosure regarding the Company’s financial results, including management’s analysis of results from operations and financial condition, are contained in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2017, and other reports filed with the Securities and Exchange Commission. Investors are encouraged to carefully read and consider such disclosure and analysis contained in the Company’s Form 10-K and other reports, including the risk factors contained in such Form 10-K.

TRACK GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

June 30,	September
2018	30,
(unaudited)	2017

Assets
Current assets:

Cash	$5,210,145	$2,027,321
Accounts receivable, net of allowance for doubtful accounts of $3,588,084 and $3,268,095, respectively	5,071,783	5,438,564
Note receivable, current portion	234,733	234,733
Prepaid expense and other	1,231,318	854,122
Inventory, net of reserves of $26,934 and $26,934, respectively	420,114	261,810
Total current assets	12,168,093	8,816,550
Property and equipment, net of accumulated depreciation of $1,965,061 and $1,778,634, respectively	812,651	903,100
Monitoring equipment, net of accumulated depreciation of $5,361,281 and $4,906,925, respectively
Intangible assets, net of accumulated amortization of $11,442,820 and	3,168,377	3,493,012
$9,839,032, respectively	23,366,983	24,718,655
Goodwill	8,027,882	8,226,714
Other assets	149,461	2,989,101
Total assets	$47,693,447	$49,147,132

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	2,192,246	2,769,835
Accrued liabilities	9,425,116	6,650,291
Current portion of long-term debt, net of discount of $18,581 and $185,811, respectively	30,426,686	30,270,531
Total current liabilities	42,044,048	39,690,657
Long-term debt, net of current portion	3,438,484	3,480,717
Total liabilities	45,482,532	43,171,374
Stockholders’ equity:
Common stock, $0.0001 par value: 30,000,000 shares authorized; 11,401,650 and 10,480,984 shares outstanding, respectively	1,140	1,048
Additional paid-in capital	302,019,648	300,717,861
Accumulated deficit	(298,702,865)	(294,067,329)
Accumulated other comprehensive loss	(1,107,008)	(675,822)
Total equity	2,210,915	5,975,758
Total liabilities and stockholders’ equity	$47,693,447	$49,147,132

TRACK GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three Months Ended		Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2018	2017	2018	2017
Monitoring services	$7,549,779	$7,157,424	$22,062,789	$$21,577,313
Other	129,196	193,930	423,056	665,574
Total revenue	7,678,975	7,351,354	22,485,845	22,242,887
Cost of revenue:
Monitoring, products & other related services	3,039,755	2,944,920	8,409,604	9,281,288
Depreciation & amortization	432,952	672,562	1,377,760	1,633,629
Total cost of revenue	3,472,707	3,617,482	9,787,364	10,914,917
Gross profit	4,206,268	3,733,872	12,698,481	11,327,970

Operating expenses:
General & administrative	3,703,869	$3,611,903	10,856,950	9,142,113
(Gain) loss on sale of asset	-	(2,500)	-	763,531
Restructuring costs	-	(1,265)	-	569,135
Selling & marketing	466,048	572,334	1,394,778	1,786,312
Research & development	254,060	292,938	600,814	1,460,354
Depreciation & amortization	520,639	535,892	1,624,916	1,744,276
Total operating expenses	4,944,616	5,009,302	14,477,458	15,465,721
Loss from operations	(738,348)	(1,275,430)	(1,778,977)	(4,137,751)

Interest expense, net	(594,452)	(672,369)	(2,074,245)	(2,116,805)
Currency exchange rate gain (loss)	(166,586)	181,966	(442,706)	75,859
Gain on settlement of milestone payments	-	3,000,000	-	3,213,940
Other income, net	3,733	4,934	21,199	13,701
Total other income (expense)	(757,305)	2,514,531	(2,495,752)	1,186,695
Income (loss) before income taxes	(1,495,653)	1,239,101	(4,274,729)	(2,951,056)
Income tax expense	360,807	492,552	360,807	501,651
Net income (loss) attributable to common shareholders	(1,856,460)	746,549	(4,635,536)	(3,452,707)
Foreign currency translation adjustments	(861,637)	746,156	(431,186)	236,969
Comprehensive income (loss)	$(2,718,097)	$1,492,705	$(5,066,722)	$(3,215,738)
Basic and diluted income (loss) per common share	$(0.17)	$$0.07	$(0.44)	$(0.33)
Weighted average common shares outstanding, basic
and diluted	10,885,444	10,486,665	10,608,127	10,384,566

Three Months Ended June 30,		Nine Months Ended June 30,
2018	2017	2018	2017

Non-GAAP Adjusted EBITDA	$(1,857)	$746	$(4,636)	$(3,453)
Net gain (loss) attributable to common shareholders
Interest expense, net	594	672	2,074	2,117
Income taxes (1)	361	493	361	502
Depreciation, amortization and impairment	953	1,419	3,003	3,723
Board compensation and stock-based compensation	356	1,028	1,701	905
Restructuring charges (2)	-	(1)	-	569
Gain on contingent share liability	-	(3,000)	-	(3,214)
Loss on sale of assets	-	(2)	-	764
Other charges, net (3)	756	(120)	1,488	371
Non-GAAP Adjusted EBITDA	$1,163	$1,235	$3,991	$2,284
Non-GAAP Adjusted EBITDA, percent of revenue	15.1%	16.8%	17.7%	10.3%

Three Months Ended June 30,		Nine Months Ended June 30,
2018	2017	2018	2017
Non-GAAP EPS (in $000’s, except share data)
Net gain (loss) attributable to common shareholders	$(1,857)	$746	$(4,636)	$(3,453)
Interest expense, net	594	672	2,074	2,117
Income taxes (1)	361	493	361	502
Depreciation, amortization and impairment	953	1,419	3,003	3,723
Board compensation and stock-based compensation	356	1,028	1,701	905
Restructuring charges (2)	-	(1)	-	569
Gain on contingent share liability	-	(3,000)	-	(3,214)
Loss on sale of assets	-	(2)	-	764
Other charges, net (3)	756	(120)	1,488	371
Non-GAAP net income to common shareholders	$1,163	$1,235	$3,991	$2,284
Weighted average common shares outstanding	10,885,444	10,486,665	10,608,127	10,384,566
Non-GAAP earnings per share	$0.11	$0.12	$0.38	$0.22

(1) Currently, the Company has significant U.S. tax loss carryforwards that may be used to offset future taxable income, subject to IRS limitations. However, the Company is still subject to certain state, commonwealth, and other foreign based taxes.

(2) Includes restructuring charges associated with outsourcing one of our monitoring centers and moving our headquarters to the Chicagoland area.

(3) Other charges may include gains or losses, non-cash currency impacts and non-recurring accrual adjustments.